Securities and Exchange Commission
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):
                        August 26, 2005


                           Cadiz Inc.
     (Exact name of Registrant as specified in its charter)

                            DELAWARE
         (State or other jurisdiction of incorporation)

                0-12114                        77-0313235
        (Commission File Number)   (IRS Employer Identification No.)

777 South Figueroa Street, Suite 4250, Los Angeles        90017
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the
       Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the
       Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b)
       under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
            ------------------------------------------

     On August 26, 2005, a Settlement Agreement between Cadiz Inc. ("Cadiz"), on the one hand, and Cadiz' wholly owned subsidiary Sun World International, Inc. ("Sun World") and three of Sun World's subsidiaries, on the other hand, was approved by the U.S. Bankruptcy Court (Central District of California, Riverside Division), concurrently with the Court's confirmation of a consensual plan of reorganization for Sun World and its debtor affiliates (see Item 8.01 - Other Events, below).

     The Settlement Agreement provides that following the effective date of Sun World's plan of reorganization, Cadiz will retain the right to utilize the Sun World net operating loss carryovers (NOLs). The Sun World Federal NOLs are expected to total approximately $56 million. If, in any year from calendar year 2005 through calendar year 2011, the utilization of such NOLs results in a reduction of Cadiz' tax liability for such year, then Cadiz will pay to the Sun World bankruptcy estate 25% of the amount of such reduction, and shall retain the remaining 75% for its own benefit. There is no requirement that Cadiz utilize these NOLs during this reimbursement period, or provide any reimbursement to the Sun World bankruptcy estate for any NOLs used by Cadiz after this reimbursement period expires.

     Cadiz will also pay to the Sun World bankruptcy estate
$25,000 in cash.


ITEM 8.01.  OTHER EVENTS
            ------------

     On August 26, 2005 the U.S. Bankruptcy Court (Central
District of California, Riverside Division) confirmed a consensual plan of reorganization (the "Plan") for Sun World and its debtor affiliates. Sun World and three of Sun World's wholly owned subsidiaries had filed voluntary petitions under Chapter 11 of the Bankruptcy Code on January 30, 2003.

     As previously disclosed in Cadiz' Form 10-K for the year ended December 31, 2004, as a result of an auction which was conducted in January 2005, Sun World sold substantially all of its assets in exchange for cash and credit consideration of $127.8 million, plus payment and assumption of certain liabilities totaling an estimated $14 million, including trade claims. The Plan provides for the final distribution of this consideration to Sun World's creditors.

     Because the financial statements of Sun World have not been consolidated with those of Cadiz subsequent to the filing of the voluntary petitions on January 30, 2003, the confirmation and implementation of the Plan will have no material impact upon the consolidated financial statements of Cadiz.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Cadiz Inc.



                          By:  /s/ Keith Brackpool
                              -------------------------------------
                              Keith Brackpool
                              Chairman of the Board and
                              Chief Executive and Financial Officer



Dated:  August 30, 2005